QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 5, 2003. Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DIGITAL RIVER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	41-1901640 (I.R.S. Employer Identification No.)

9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Address of principal executive offices)

1998 Stock Option Plan
2000 Employee Stock Purchase Plan
(Full title of the plan)

Joel A. Ronning
Chief Executive Officer
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Michael J. Sullivan, Esq.
Howard, Rice, Nemerovski, Canady, Falk & Rabkin
A Professional Corporation
Three Embarcadero Center, Seventh Floor
San Francisco, California 94111
(415) 434-1600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Stock Options and Common Stock (par value $0.01)	2,600,000 shares	$19.60	$50,960,000	$4,122.67

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on June 3, 2003.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORMS S-8 NOs. 333-67085, 333-79269, 333-53332 AND 333-69036

        The contents of Registration Statements on Forms S-8 Nos. 333-67085, 333-79369, 333-53332 and 333-69036 filed with the Securities and Exchange Commission on November 10, 1998, May 25, 1999, May 10, 2000, January 8, 2001 and September 6, 2001, respectively, are incorporated by reference herein with such modifications as are set forth below.

EXHIBITS

Exhibit Number		Description
3.1	(1)	Amended and Restated Certificate of Incorporation of the Company, as currently in effect.
3.2	(2)	Bylaws of the Company, as currently in effect.
3.3	(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation (amending Exhibit 3.1).
5.1		Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, is contained in Exhibit 5.1 to this registration statement.
24.1		Power of Attorney is contained on the signature pages.
99.1		1998 Stock Option Plan, as amended.
99.2		2000 Employee Stock Purchase Plan, as amended, and Offering.

(1)
Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-81626) filed with the Securities and Exchange Commission on January 29, 2002.

(2)
Incorporated by reference to the Annual Report on Form 10-K405 filed with the Securities and Exchange Commission on March 27, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on June 3, 2003.

DIGITAL RIVER, INC.
By:	/s/ JOEL A. RONNING Joel A. Ronning Chief Executive Officer, Member of the Office of the President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Ronning and Carter D. Hicks and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL A. RONNING Joel A. Ronning	Chief Executive Officer, Member of the Office of the President and Director (Principal Executive Officer)	June 3, 2003
/s/ CARTER D. HICKS Carter D. Hicks	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	June 3, 2003
/s/ WILLIAM J. LANSING William J. Lansing	Director	June 3, 2003
/s/ FREDERICK M. SEEGAL Frederick M. Seegal	Director	June 3, 2003
/s/ PERRY W. STEINER Perry W. Steiner	Director	June 3, 2003
/s/ J. PAUL THORIN J. Paul Thorin	Director	June 3, 2003
/s/ THOMAS F. MADISON Thomas F. Madison	Director	June 3, 2003

EXHIBIT INDEX

Exhibit Number		Description
3.1	(1)	Amended and Restated Certificate of Incorporation of the Company, as currently in effect.
3.2	(2)	Bylaws of the Company, as currently in effect.
3.3	(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation (amending Exhibit 3.1).
5.1		Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1		1998 Stock Option Plan, as amended.
99.2		2000 Employee Stock Purchase Plan, as amended, and Offering.

(1)
Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-81626) declared effective on February 12, 2002.

(2)
Incorporated by reference to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

QuickLinks

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORMS S-8 NOs. 333-67085, 333-79269, 333-53332 AND 333-69036
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX